Exhibit 99.1

Marinus Pharmaceuticals Announces Key Business Updates for Tuberous Sclerosis Complex Program

Enrollment complete in Phase 3 TrustTSC trial with topline data anticipated in the first half of Q4 2024

USPTO grants additional method of use patent for ganaxolone in TSC

RADNOR, Pa. – May 17, 2024 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced completion of enrollment in the global Phase 3 TrustTSC trial evaluating oral ganaxolone for the treatment of seizures associated with tuberous sclerosis complex (TSC) in children and adults.

“We are pleased to announce we have completed enrollment in our pivotal Phase 3 trial in tuberous sclerosis complex,” said Alex Aimetti, Ph.D., Chief Scientific Officer at Marinus Pharmaceuticals. “The TrustTSC study enrolled highly refractory TSC patients experiencing a significant seizure burden despite treatment with multiple antiseizure medications, including the majority of patients having exposure to mTOR inhibitors. We would like to thank the TSC community for their support, trust and participation as we strive to bring a new treatment option to TSC patients.”

Joseph Hulihan, M.D., Chief Medical Officer of Marinus added, “Based on the findings in Marinus’ Phase 2 TSC trial, the titration schedule of ganaxolone was modified in the Phase 3 TrustTSC trial with the goal of reducing the frequency of somnolence-related adverse events and improving patients’ response to treatment. With less than two percent of TrustTSC participants discontinuing due to somnolence-related adverse events, this improvement in tolerability may have the potential to yield meaningful efficacy outcomes in this patient population.”

Topline data from the TrustTSC trial is anticipated in the first half of the fourth quarter of 2024. Marinus is targeting submission of a supplemental New Drug Application to the U.S. Food and Drug Administration in April 2025 with priority review requested.

Marinus also announced that the United States Patent and Trademark Office (USPTO) has granted a new method of use patent (U.S. Patent No. 11,980,625) for ganaxolone in the treatment of TSC, expiring in 2040. This is Marinus’ second method of use patent granted for ganaxolone in TSC, further strengthening the Company’s intellectual property position.

About the TrustTSC Trial

TrustTSC (NCT05323734) is a global Phase 3 randomized, double-blind, placebo-controlled clinical trial of adjunctive oral ganaxolone treatment in children and adults with TSC-related epilepsy. The trial consists of a four-week baseline period, followed by a 16-week double-blind treatment phase, followed by either a two-week down titration period or a four-week crossover period for qualifying individuals who choose to enter the long term open-label phase. The primary endpoint is percent change in 28-day TSC-associated seizure frequency.

TrustTSC enrolled participants at sites in the U.S., Western Europe, Canada, Israel, Australia and China. To be eligible, participants were required to have inadequate seizure control and been treated with at least two prior antiseizure medications (although there are exceptions for younger participants). It is the first controlled trial in TSC to allow enrollment of participants taking a full range of concomitant medications, including everolimus and cannabidiol.

About Tuberous Sclerosis Complex

Tuberous sclerosis complex (TSC) is a rare, multisystem genetic disorder caused by inherited mutations in the TSC1 gene or TSC2 gene. It is often characterized by non-cancerous tumors, skin abnormalities, and severe neurological manifestations including refractory seizures and neurodevelopmental delays. The condition is a leading cause of genetic epilepsy, often occurring in the first year of life as either focal seizures or infantile spasms. While the disease phenotype can be extremely variable, neurologic manifestations such as epilepsy can be seen in up to 90% of TSC patients.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company first introduced FDA-approved prescription medication ZTALMY® (ganaxolone) oral suspension CV in the U.S. in 2022 and continues to invest in the potential of ganaxolone in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information, visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding statements regarding our expected clinical development plans, enrollment in our clinical trials, regulatory communications and submissions for ganaxolone, and the timing thereof; our expected data readouts; our expectations and beliefs regarding the FDA and EMA with respect to our product candidates; our expectations regarding continued investment in IV and oral formulations of ganaxolone; and other statements regarding the company's future operations, financial performance, financial position, prospects, objectives and other future event.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to continue as a going concern; unexpected actions by the FDA or other regulatory agencies with respect to our products and product candidates; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; our ability to develop new formulations of ganaxolone or prodrugs; our ability to obtain, maintain, protect and defend intellectual property for our product candidates; delays, interruptions or failures in the manufacture and supply of our product candidates; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development and commercial programs; the risk that drug product quality requirements may not support continued clinical investigation of our product candidates and result in delays or termination of such clinical trials and product approvals; and the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidates. This list is not exhaustive and these and other risks are described in our periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contacts

Investors

Sonya Weigle
SVP, IR, HR & Corporate Affairs

Marinus Pharmaceuticals, Inc.

sweigle@marinuspharma.com

Media

Molly Cameron
Director, Corporate Communications & Investor Relations

Marinus Pharmaceuticals, Inc.

mcameron@marinuspharma.com